UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

OXIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1620407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

468 N. Camden Dr., 2nd Floor, Beverly Hills, CA  90210
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 310-860-5184

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street
11th Floor
New York, NY  10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

On April 7, 2009, Oxis International, Inc. (the “Company”) entered into a convertible demand promissory note with Bristol Investment Fund, Ltd. (“Bristol”) pursuant to which Bristol purchased an aggregate principal amount of $156,875.00 of convertible demand promissory notes for an aggregate purchase price of $125,000 (the “Bristol Note”). The Bristol Note will be convertible at the option of the holder at any time into shares of common stock (the “Conversion Shares”), at a price equal to the lesser of (i) $0.01 and (ii) 60% of the average of the three (3) lowest trading prices occurring at any time during the twenty (20) trading days preceding the date that Bristol notifies the Company that it elects to effectuate a conversion (the “Conversion Price”).

Simultaneously with the issuance of the Bristol Note, the Company issued Bristol a warrant (the “Warrant”) to purchase such number of shares of common stock of the Company equal to the number of Conversion Shares issuable upon full conversion of the principal amount of the Bristol Note at a price equal to the lesser of (i) $0.01 and (ii) 60% of the average of the three (3) lowest trading prices occurring at any time during the 20 trading days preceding the issue date of the Bristol Note (the “Exercise Price”).  Bristol may exercise the Warrant on a cashless basis if the shares of common stock underlying the Warrant are not then registered pursuant to an effective registration statement. In the event Bristol exercises the Warrant on a cashless basis, we will not receive any proceeds.

 The Conversion Price and the Exercise Price are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The Company shall have the ability to pay the entire outstanding principal balance under the Bristol Note, together with all accrued and unpaid interest thereon, at anytime, in the Company’s sole discretion, on or before the date that Bristol makes demand without penalty.

Simultaneously with the issuance of the Bristol Note, the Company assigned to Bristol all of the Company’s rights, title and interest under a 6% Secured Promissory Note in the principal amount of $250,000 (the “Percipio Note”) issued by Percipio Biosciences, Inc. (“Percipio”) to the Company in connection with that certain Asset Purchase Agreement, dated December 11, 2008, by and between the Company and Percipio.

The Company has agreed to grant “piggyback” registration rights to Bristol such that at any time the Company determines to file with the Securities and Exchange  Commission a registration statement relating to an offering for its own account or the account of others under the  Securities  Act of 1933,  as amended (the  "Securities Act"), of any of its equity securities (other than on Form S-4, Form S-8 or their then equivalents), the Company shall provide Bristol with written notice of such determination and, if requested by Bristol, the Company shall include in such registration statement all of the Conversion Shares.

Bristol has contractually agreed to restrict its ability to exercise the Warrant such that the number of shares of the Company common stock held by the Bristol and its affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on $156,875.00 face amount of Bristol Note issued to Bristol. The Bristol Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The securities were offered and sold to Bristol in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. Bristol is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Convertible Demand Promissory Note, dated April 7, 2009 issued in the name of Bristol Investment Fund, Ltd.
4.2	Warrant, dated April 7, 2009, issued in the name of Bristol Investment Fund, Ltd.

99.1	Assignment and Assumption Agreement, dated April 7, 2009, by and between Oxis International, Inc. and Bristol Investment Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

Date: April 10, 2009	By:	/s/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer